RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2002-S18 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-S18

          $ 24,993                   0.00%            CLASS A-P CERTIFICATES
------------------------------ ------------------- -----------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated December 20, 2002
                                       to
                        Prospectus dated August 26, 2002

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated December 20, 2002.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                            CREDIT SCORE DISTRIBUTION

                                 NUMBER OF                  PERCENT OF    AVERAGE     WEIGHTED
                                 MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE                 LOANS        BALANCE       LOANS       BALANCE      RATIO
----------------------------     ---------  --------------  ----------   ---------  -----------
560 - 579...................             1  $      314,706        0.36%  $ 314,706        41.00%
580 - 599...................             2         667,715        0.76     333,857        73.94
600 - 619...................             1         298,067        0.34     298,067        48.00
620 - 639...................             4       1,515,725        1.73     378,931        64.96
640 - 659...................             8       2,445,021        2.80     305,628        67.62
660 - 679...................             9       2,939,035        3.36     326,559        58.66
680 - 699...................            11       4,310,537        4.93     391,867        68.38
700 - 719...................            17       6,622,086        7.58     389,534        62.70
720 - 739...................            23       7,788,133        8.91     338,614        59.09
740 - 759...................            15       4,144,484        4.74     276,299        50.37
760 - 779...................            34      12,034,078       13.77     353,943        58.21
780 - 799...................            59      21,747,265       24.89     368,598        58.07
800 or greater..............            70      22,548,167       25.81     322,117        54.99
                                 ---------  --------------  ----------   ---------  -----------
     Total..................           254  $   87,375,020      100.00%  $ 343,996        58.31%
                                 =========  ==============  ==========

As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 760.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                                 MORTGAGE RATES

                                                                               WEIGHTED     WEIGHTED
                           NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE      AVERAGE
                           MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
MORTGAGE RATES (%)           LOANS        BALANCE        LOANS      BALANCE      SCORE       RATIO
----------------------     ---------   ------------   ----------   ---------   --------   -------------
5.500 - 5.624.........            13   $  4,394,419         5.03%  $ 338,032        766           53.57%
5.625 - 5.749.........            33     12,622,316        14.45     382,494        772           55.39
5.750 - 5.874.........            75     27,688,221        31.69     369,176        760           58.65
5.875 - 5.999.........            89     27,803,615        31.82     312,400        755           58.62
6.000 - 6.124.........            33     11,127,805        12.74     337,206        752           60.66
6.125 - 6.249.........             8      2,795,917         3.20     349,490        786           63.01
6.250 - 6.374.........             3        942,728         1.08     314,243        756           58.98
                           ---------   ------------   ----------   ---------   --------   -------------
     Total............           254   $ 87,375,020       100.00%  $ 343,996        760           58.31%
                           =========   ============   ==========


As of March 1, 2005, the weighted average mortgage rate was approximately 5.8102% per annum.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                       WEIGHTED     WEIGHTED
                                   NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE      AVERAGE
ORIGINAL MORTGAGE LOAN             MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
BALANCE ($)                          LOANS        BALANCE        LOANS      BALANCE      SCORE       RATIO
-----------------------------      ---------   ------------   ----------   ---------   --------   -------------
   100,000 or less...........              2   $    134,480         0.15%  $  67,240        700           52.77%
   100,001 - 200,000.........             17      2,254,105         2.58     132,594        753           51.47
   200,001 - 300,000.........             35      7,424,139         8.50     212,118        773           56.66
   300,001 - 400,000.........            113     35,705,223        40.86     315,975        757           58.67
   400,001 - 500,000.........             45     17,348,516        19.86     385,523        765           60.78
   500,001 - 600,000.........             19      9,029,023        10.33     475,212        750           64.70
   600,001 - 700,000.........             12      6,845,333         7.83     570,444        742           53.93
   700,001 - 800,000.........              3      2,026,370         2.32     675,457        791           35.17
   800,001 - 900,000.........              1        594,697         0.68     594,697        775           45.00
   900,001 - 1,000,000.......              6      5,028,192         5.75     838,032        793           57.05
   1,000,001 - 1,100,000.....              1        984,942         1.13     984,942        707           65.00
                                   ---------   ------------   ----------   ---------   --------   -------------
     Total...................            254   $ 87,375,020       100.00%  $ 343,996        760           58.31%
                                   =========   ============   ==========


                               ORIGINAL LTV RATIOS

                                                                                       WEIGHTED
                                   NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE
                                   MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)               LOANS        BALANCE        LOANS      BALANCE      SCORE
------------------------           ---------   ------------   ----------   ---------   --------
00.01 - 50.00...........                  69   $ 23,422,108        26.81%  $ 339,451        770
50.01 - 55.00...........                  33     10,210,062        11.69     309,396        767
55.01 - 60.00...........                  40     13,842,149        15.84     346,054        772
60.01 - 65.00...........                  30     10,084,338        11.54     336,145        757
65.01 - 70.00...........                  26      9,749,984        11.16     374,999        751
70.01 - 75.00...........                  27      9,644,191        11.04     357,192        745
75.01 - 80.00...........                  29     10,422,187        11.93     359,386        743
                                   ---------   ------------   ----------   ---------   --------
      Total.............                 254   $ 87,375,020       100.00%  $ 343,996        760
                                   =========   ============   ==========

The weighted average LTV ratio at origination of the mortgage loans was approximately 58.31%.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                  WEIGHTED     WEIGHTED
                             NUMBER OF                  PERCENT OF     AVERAGE     AVERAGE      AVERAGE
                             MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL    CREDIT    LOAN-TO-VALUE
STATE                          LOANS       BALANCE         LOANS       BALANCE      SCORE       RATIO
------------------------     ---------  -------------   ----------   -----------  --------   -------------
Alabama.................             3  $     834,920         0.96%  $   278,307       706           76.57%
Arkansas................             2        750,643         0.86       375,322       725           68.20
Arizona.................             1        464,348         0.53       464,348       815           80.00
California..............            83     29,950,484        34.28       360,849       767           53.83
Colorado................             6      2,188,181         2.50       364,697       776           47.10
Connecticut.............             4      1,359,940         1.56       339,985       789           61.42
District of Columbia....             3      1,208,870         1.38       402,957       792           55.27
Florida.................            13      4,726,351         5.41       363,565       759           61.15
Georgia.................             8      2,806,290         3.21       350,786       738           66.76
Hawaii..................             1        661,788         0.76       661,788       780           70.00
Illinois................             6      1,825,063         2.09       304,177       770           55.31
Kansas..................             1        310,798         0.36       310,798       745           60.00
Kentucky................             1        350,993         0.40       350,993       663           72.00
Massachusetts...........             6      1,871,106         2.14       311,851       802           58.07
Maryland................            14      4,217,305         4.83       301,236       761           62.34
Michigan................             5      1,103,266         1.26       220,653       737           62.24
Minnesota...............             3        859,682         0.98       286,561       768           62.57
Missouri................             1        414,889         0.47       414,889       803           53.00
Mississippi.............             1        324,030         0.37       324,030       591           76.00
Montana.................             2        539,897         0.62       269,948       747           61.48
North Carolina..........             8      2,928,545         3.35       366,068       757           65.58
New Hampshire...........             2        469,082         0.54       234,541       772           73.36
New Jersey..............            12      4,020,907         4.60       335,076       712           59.88
New Mexico..............             1        397,104         0.45       397,104       805           58.00
Nevada..................             3        972,278         1.11       324,093       724           58.49
New York................            11      3,255,756         3.73       295,978       794           48.42
Ohio....................             1         69,371         0.08        69,371       646           61.00
Oklahoma................             1        393,008         0.45       393,008       681           59.00
Oregon..................             1        375,069         0.43       375,069       783           60.00
Pennsylvania............             3      1,096,206         1.25       365,402       670           68.53
South Carolina..........             1        350,257         0.40       350,257       764           57.00
Tennessee...............             4      1,361,220         1.56       340,305       781           58.26
Texas...................            20      7,011,031         8.02       350,552       755           60.52
Utah....................             1        267,193         0.31       267,193       794           51.00
Virginia................            14      5,119,960         5.86       365,711       753           56.72
Vermont.................             1        275,214         0.31       275,214       691           72.00
Washington..............             4      1,603,036         1.83       400,759       810           71.95
Wisconsin...............             2        640,939         0.73       320,469       740           67.18
                             ---------  -------------   ----------   -----------  --------   -------------
     Total............             254  $  87,375,020       100.00%  $   343,996       760           58.31%
                             =========  =============   ==========

----------

     No more than 2.0% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.3% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                       LOAN PURPOSE OF THE MORTGAGE LOANS

                               NUMBER                                           WEIGHTED
                                 OF                     PERCENT OF    AVERAGE    AVERAGE  WEIGHTED
                              MORTGAGE    PRINCIPAL      MORTGAGE    PRINCIPAL   CREDIT    AVERAGE
LOAN PURPOSE                    LOANS      BALANCE         LOANS      BALANCE     SCORE   LTV RATIO
---------------------------   --------  -------------   ----------   ---------  --------  ---------
Purchase...................         10  $   5,415,368         6.20%  $ 541,537       763      62.10%
Rate/Term Refinance........        189     64,221,533        73.50     339,796       762      58.74
Equity Refinance...........         55     17,738,120        20.30     322,511       754      55.59
                              --------  -------------   ----------   ---------  --------  ---------
     Total.................        254  $  87,375,020       100.00%  $ 343,996       760      58.31%
                              ========  =============   ==========


             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                  WEIGHTED
                              NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                              MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
DOCUMENTATION TYPE              LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
---------------------------   ---------   ------------   ----------   ---------   --------   ---------
Full Documentation.........         198   $ 70,554,961        80.75%  $ 356,338        761       59.90%
Reduced Documentation......          56     16,820,059        19.25     300,358        758       51.64
                              ---------   ------------   ----------   ---------   --------   ---------
     Total.................         254   $ 87,375,020       100.00%  $ 343,996        760       58.31%
                              =========   ============   ==========

     No more than 37.3% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

     Approximately 20.7% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.

                      OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                  NUMBER                                           WEIGHTED      WEIGHTED
                                    OF                    PERCENT OF    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE    PRINCIPAL     MORTGAGE     PRINCIPAL   CREDIT    LOAN-TO-VALUE
OCCUPANCY TYPE                     LOANS      BALANCE        LOANS       BALANCE     SCORE        RATIO
---------------------------      --------  -------------  ----------   ----------  --------   -------------
Primary Residence..........           248  $  85,034,975       97.32%  $  342,883       761           58.08%
Second/Vacation............             6      2,340,045        2.68      390,007       744           66.84
                                 --------  -------------  ----------   ----------  --------   -------------
     Total.................           254  $  87,375,020      100.00%  $  343,996       760           58.31%
                                 ========  =============  ==========

                            MORTGAGED PROPERTY TYPES

                                  NUMBER                                           WEIGHTED      WEIGHTED
                                    OF                    PERCENT OF    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE    PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
PROPERTY TYPE                      LOANS      BALANCE        LOANS      BALANCE      SCORE        RATIO
-----------------------------    --------  -------------  ----------   ---------   --------   -------------
Single Family Detached.......         201  $  69,027,234       79.00%  $ 343,419        760           57.04%
Planned Unit Developments              44     14,873,325       17.02     338,030        757           62.40
(detached)...................
Condo Low-Rise (less than 5             4      1,814,723        2.08     453,681        800           69.11
(stories)....................
Townhouse....................           2        903,881        1.03     451,941        708           70.92
Two- to four-family Units....           2        595,004        0.68     297,502        783           56.39
Planned Unit Developments               1        160,852        0.18     160,852        801           43.00
                                 --------  -------------  ----------   ---------   --------   -------------
(attached)...................
    Total....................         254  $  87,375,020      100.00%  $ 343,996        760           58.31%
                                 ========  =============  ==========

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                            WEIGHTED      WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE      AVERAGE
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS      BALANCE      SCORE        RATIO
---------------------------------       ---------   ------------   ----------   ---------   --------   -------------
5.220............................              13   $  4,394,419         5.03%  $ 338,032        766           53.57%
                                        ---------   ------------   ----------   ---------   --------   -------------
    Total........................              13   $  4,394,419         5.03%  $ 338,032        766           53.57%
                                        =========   ============   ==========

     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 0.571428571%.

     The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                   CLASS A-P CERTIFICATES
                                               -------------------------------
                                                0%    100%   250%   400%  500%
                                               ----   ----   ----   ----  ----
DISTRIBUTION DATE
-----------------
April 2005 ................................... 100%   100%   100%   100%  100%
April 2006 ...................................  94     89     80     72    66
April 2007 ...................................  88     78     64     51    43
April 2008 ...................................  82     68     50     36    28
April 2009 ...................................  75     58     39     25    18
April 2010 ...................................  68     50     30     17    11
April 2011 ...................................  60     41     23     12     7
April 2012 ...................................  52     34     17      8     4
April 2013 ...................................  44     27     12      5     3
April 2014 ...................................  35     20      8      3     1
April 2015 ...................................  25     14      5      2     1
April 2016 ...................................  15      8      3      1     *
April 2017 ...................................   5      2      1      *     *
April 2018 ...................................   0      0      0      0     0
Weighted Average Life in Years** (to Maturity) 6.9    5.4    3.8    2.8   2.3

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                                    DISCOUNT MORTGAGE    NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $    4,397,028.24   $  83,987,277.69
Weighted average mortgage rate .................         5.5000000000%            5.8253%
Weighted average servicing fee rate.............         0.2800000000%            0.3310%
Weighted average original term to maturity
(months) .......................................                  180                180
Weighted average remaining term
to maturity (months) ...........................                  149                147

     The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%     100%     250%     400%     500%
---------------------------     ----    ----     ----     ----     ----
$19,710 ...................     3.6%    4.8%     7.0%     9.7%    11.9%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

INCLUDE SERVICING PORTFOLIO TABLES AS NEEDED:

     The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.

                     JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                  --------------------------------------------------------------------------------------
                                       BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                                     LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio..........        159,458    $41,799,848        156,842   $ 41,837,077        142,330    $38,092,093
Period of Delinquency
   30 to 59 days..............          2,081        485,414          2,147        488,965          1,968        469,058
   60 to 89 days..............            297         66,720            336         72,625            327         75,698
   90 days or more............            301         69,148            307         68,860            333         76,136
Foreclosures Pending..........            419        100,940            340         81,219            350         91,964
Total Delinquent Loans........          3,098    $   722,221          3,130   $    711,669          2,978    $   712,856
Percent of Loan
    Portfolio.................         1.943%         1.728%         1.996%         1.701%         2.092%         1.871%

                                     AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                      BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                                     LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio..........        104,754    $29,652,506         61,336   $ 19,562,648         51,674    $17,633,235
Period of Delinquency
   30 to 59 days..............          1,391        350,118            813        202,438            354        101,882
   60 to 89 days..............            256         59,355            180         37,722             80         18,514
   90 days or more............            277         67,047            229         51,671             99         22,840
Foreclosures Pending..........            333         80,326            243         58,402            139         31,349
Total Delinquent Loans........          2,257    $   556,846          1,465   $    350,233            672    $  174,585
Percent of Loan
    Portfolio.................         2.155%         1.878%         2.388%         1.790%         1.300%         0.990%

----------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

          JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                  --------------------------------------------------------------------------------------
                                       BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                                     LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio..........         31,572    $ 5,733,023         29,442   $  5,424,670         26,174    $ 4,923,160
Period of Delinquency
   30 to 59 days..............            476         87,173            481         80,450            436         72,245
   60 to 89 days..............             72         13,317             85         14,464             71         13,138
   90 days or more............             68         14,146             57         12,443             64         12,292
Foreclosures Pending..........            113         23,846             87         17,435             79         22,361
Total Delinquent Loans........            729    $   138,482            710   $    124,791            650    $   120,036
Percent of Loan
    Portfolio.................         2.309%         2.416%         2.412%         2.300%         2.483%         2.438%

                                    AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  -------------------------------------------------------------------------------------
                                     BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                                    NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                                    LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                                  -------------------------------------------------------------------------------------
                                                              (Dollar Amounts in Thousands)
Total Loan Portfolio..........        20,813    $ 4,388,764         15,134   $  3,902,833         12,980    $ 3,701,651
Period of Delinquency
   30 to 59 days..............           303         56,489            221         45,326             80         18,542
   60 to 89 days..............            62         12,354             38          7,098             21          4,011
   90 days or more............            66         16,163             55          9,585             15          2,980
Foreclosures Pending..........            68         14,099             53         11,232             26          5,253
Total Delinquent Loans........           499    $    99,105            367   $     73,241            142    $    30,786
Percent of Loan
    Portfolio.................        2.398%         2.258%         2.425%         1.877%         1.094%         0.832%

----------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

     The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                     JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio.........     $      41,799,848    $      41,837,077     $      38,092,093
Average Portfolio Balance....     $      41,744,291    $      41,712,987     $      40,578,437
Foreclosed Loans.............     $          36,732    $          18,166     $          11,865
Liquidated Foreclosed Loans       $          40,097    $          57,997     $          35,574
Foreclosed Loans Ratio.......                0.088%               0.043%                0.031%
Gross Loss...................     $           6,022    $          16,608     $           9,085
Gross Loss Ratio.............                0.014%               0.040%                0.022%
Covered Loss.................     $           3,549    $           6,438     $           5,451
Net Loss.....................     $           2,473    $          10,170     $           3,633
Net Loss Ratio...............                0.006%               0.024%                0.009%
Excess Recovery..............     $             333    $              39     $               5

                                  AT OR FOR THE YEAR   AT OR FOR THE YEAR    AT OR FOR THE YEAR
                                         ENDED                 ENDED                 ENDED
                                   DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                  ------------------   ------------------    ------------------
                                                 (Dollar Amounts in Thousands)
Total Loan Portfolio.........     $       29,652,506   $       19,562,648    $       17,633,235
Average Portfolio Balance....     $       34,185,451   $       23,080,737    $       17,999,485
Foreclosed Loans.............                 13,924   $            9,435    $            2,109
Liquidated Foreclosed Loans                   30,193   $           28,302    $           16,609
Foreclosed Loans Ratio.......                 0.047%               0.048%                0.012%
Gross Loss...................     $            5,871   $            5,331    $            2,922
Gross Loss Ratio.............                 0.017%               0.023%                0.016%
Covered Loss.................     $            3,056   $            4,219    $            1,648
Net Loss.....................     $            2,816   $            1,112    $            1,274
Net Loss Ratio...............                 0.008%               0.005%                0.007%
Excess Recovery..............     $              108   $               18    $               68

          JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio..........    $       5,733,023    $       5,424,670     $       4,923,160
Average Portfolio Balance.....    $       6,483,857    $       5,497,288     $       5,208,164
Foreclosed Loans..............    $           7,705    $           2,749     $             841
Liquidated Foreclosed Loans...    $           7,487    $          10,220     $           5,253
Foreclosed Loans Ratio........               0.134%               0.051%                0.017%
Gross Loss....................    $           1,142    $           4,343     $           1,657
Gross Loss Ratio..............               0.018%               0.079%                0.032%
Covered Loss..................    $             561    $             895     $           1,202
Net Loss......................    $             581    $           3,449     $             456
Net Loss Ratio................               0.009%               0.063%                0.009%
Excess Recovery...............    $             148    $              25     $               0

                                  AT OR FOR THE YEAR   AT OR FOR THE YEAR    AT OR FOR THE YEAR
                                         ENDED                 ENDED                 ENDED
                                   DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                  ------------------   ------------------    ------------------
                                                 (Dollar Amounts in Thousands)
Total Loan Portfolio..........    $        4,388,764   $        3,902,833    $        3,701,651
Average Portfolio Balance.....    $        4,572,334   $        4,082,685    $        3,702,764
Foreclosed Loans..............    $            3,323   $            2,051    $              798
Liquidated Foreclosed Loans...    $            3,685   $            5,319    $            2,680
Foreclosed Loans Ratio........                0.076%               0.053%                0.022%
Gross Loss....................    $            1,047   $            1,473    $              581
Gross Loss Ratio..............                0.023%               0.036%                0.016%
Covered Loss..................    $              462   $              884    $              227
Net Loss......................    $              585   $              589    $              353
Net Loss Ratio................                0.013%               0.014%                0.010%
Excess Recovery...............    $                0   $                0    $               15

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

     As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:47                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S18(POOL #  4644)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4644
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JD27   300,330,000.00  89,602,127.67     5.250000  %    807,346.00
A-P     76111JD35        59,101.00      25,574.59     0.000000  %        118.63
A-V     76111JD43             0.00           0.00     0.232957  %          0.00
R       76111JD50           100.00           0.00     5.250000  %          0.00
M-1     76111JD68     1,672,300.00   1,524,301.00     5.250000  %      6,944.87
M-2     76111JD76       607,800.00     554,009.54     5.250000  %      2,524.13
M-3     76111JD84       455,800.00     415,461.58     5.250000  %      1,892.89
B-1     76111JD92       303,900.00     277,004.77     5.250000  %      1,262.06
B-2     76111JE26       151,900.00     138,456.81     5.250000  %        630.82
B-3     76111JE34       303,965.81     277,064.75     5.250000  %      1,262.33

-------------------------------------------------------------------------------
                  303,884,866.81    92,814,000.71                    821,981.73
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       392,009.31  1,199,355.31            0.00       0.00     88,794,781.67
A-P             0.00        118.63            0.00       0.00         25,455.96
A-V        18,018.06     18,018.06            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         6,668.82     13,613.69            0.00       0.00      1,517,356.13
M-2         2,423.79      4,947.92            0.00       0.00        551,485.41
M-3         1,817.64      3,710.53            0.00       0.00        413,568.69
B-1         1,211.90      2,473.96            0.00       0.00        275,742.71
B-2           605.75      1,236.57            0.00       0.00        137,825.99
B-3         1,212.16      2,474.49            0.00       0.00        275,802.42

-------------------------------------------------------------------------------
          423,967.43  1,245,949.16            0.00       0.00     91,992,018.98
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     298.345579    2.688196     1.305262     3.993458   0.000000  295.657382
A-P     432.726824    2.007242     0.000000     2.007242   0.000000  430.719582
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     911.499731    4.152885     3.987813     8.140698   0.000000  907.346846
M-2     911.499725    4.152879     3.987808     8.140687   0.000000  907.346846
M-3     911.499720    4.152874     3.987802     8.140676   0.000000  907.346846
B-1     911.499725    4.152879     3.987825     8.140704   0.000000  907.346846
B-2     911.499710    4.152864     3.987821     8.140685   0.000000  907.346846
B-3     911.499714    4.152868     3.987817     8.140685   0.000000  907.346846

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:47                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S18 (POOL #  4644)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4644
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       19,421.48
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,010.79

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      91,992,018.98

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          267

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      399,112.87

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.56606000 %     2.68758900 %    0.74614430 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.55115800 %     2.69850610 %    0.74958890 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              939,941.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,004,691.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.81018084
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              149.60

POOL TRADING FACTOR:                                                30.27199740

Run:        04/26/05     11:24:35                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S18(POOL #  4644)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4644
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JD27   300,330,000.00  88,794,781.67     5.250000  %  1,868,797.79
A-P     76111JD35        59,101.00      25,455.96     0.000000  %        119.18
A-V     76111JD43             0.00           0.00     0.233164  %          0.00
R       76111JD50           100.00           0.00     5.250000  %          0.00
M-1     76111JD68     1,672,300.00   1,517,356.13     5.250000  %      6,911.33
M-2     76111JD76       607,800.00     551,485.41     5.250000  %      2,511.93
M-3     76111JD84       455,800.00     413,568.69     5.250000  %      1,883.74
B-1     76111JD92       303,900.00     275,742.71     5.250000  %      1,255.97
B-2     76111JE26       151,900.00     137,825.99     5.250000  %        627.78
B-3     76111JE34       303,965.81     275,802.42     5.250000  %      1,256.24

-------------------------------------------------------------------------------
                  303,884,866.81    91,992,018.98                  1,883,363.96
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       388,477.17  2,257,274.96            0.00       0.00     86,925,983.88
A-P             0.00        119.18            0.00       0.00         25,336.78
A-V        17,874.39     17,874.39            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         6,638.43     13,549.76            0.00       0.00      1,510,444.80
M-2         2,412.75      4,924.68            0.00       0.00        548,973.48
M-3         1,809.36      3,693.10            0.00       0.00        411,684.95
B-1         1,206.37      2,462.34            0.00       0.00        274,486.74
B-2           602.99      1,230.77            0.00       0.00        137,198.21
B-3         1,206.64      2,462.88            0.00       0.00        274,546.18

-------------------------------------------------------------------------------
          420,228.10  2,303,592.06            0.00       0.00     90,108,655.02
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     295.657382    6.222481     1.293501     7.515982   0.000000  289.434901
A-P     430.719510    2.016379     0.000000     2.016379   0.000000  428.703132
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     907.346845    4.132829     3.969641     8.102470   0.000000  903.214016
M-2     907.346839    4.132823     3.969645     8.102468   0.000000  903.214016
M-3     907.346837    4.132821     3.969636     8.102457   0.000000  903.214016
B-1     907.346855    4.132840     3.969628     8.102468   0.000000  903.214016
B-2     907.346866    4.132851     3.969651     8.102502   0.000000  903.214016
B-3     907.346849    4.132833     3.969657     8.102490   0.000000  903.214016

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:35                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S18 (POOL #  4644)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4644
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       19,212.02
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,314.00

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      90,108,655.02

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          261

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,464,353.76

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.55115800 %     2.69925300 %    0.74938140 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.49509500 %     2.74235947 %    0.76177380 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              939,941.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,004,691.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.80948537
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              148.50

POOL TRADING FACTOR:                                                29.65223506

Run:        04/07/05     11:14:56                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S18(POOL #  4644)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4644
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JD27   300,330,000.00  86,925,983.88     5.250000  %  1,709,572.30
A-P     76111JD35        59,101.00      25,336.78     0.000000  %        210.90
A-V     76111JD43             0.00           0.00     0.232517  %          0.00
R       76111JD50           100.00           0.00     5.250000  %          0.00
M-1     76111JD68     1,672,300.00   1,510,444.80     5.250000  %      6,968.21
M-2     76111JD76       607,800.00     548,973.48     5.250000  %      2,532.61
M-3     76111JD84       455,800.00     411,684.95     5.250000  %      1,899.25
B-1     76111JD92       303,900.00     274,486.74     5.250000  %      1,266.30
B-2     76111JE26       151,900.00     137,198.21     5.250000  %        632.94
B-3     76111JE34       303,965.81     274,546.18     5.250000  %      1,266.58

-------------------------------------------------------------------------------
                  303,884,866.81    90,108,655.02                  1,724,349.09
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       380,301.18  2,089,873.48            0.00       0.00     85,216,411.58
A-P             0.00        210.90            0.00       0.00         25,125.88
A-V        17,459.82     17,459.82            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         6,608.20     13,576.41            0.00       0.00      1,503,476.59
M-2         2,401.76      4,934.37            0.00       0.00        546,440.87
M-3         1,801.12      3,700.37            0.00       0.00        409,785.70
B-1         1,200.88      2,467.18            0.00       0.00        273,220.44
B-2           600.24      1,233.18            0.00       0.00        136,565.27
B-3         1,201.14      2,467.72            0.00       0.00        273,279.60

-------------------------------------------------------------------------------
          411,574.34  2,135,923.43            0.00       0.00     88,384,305.93
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     289.434901    5.692313     1.266278     6.958591   0.000000  283.742588
A-P     428.703050    3.568468     0.000000     3.568468   0.000000  425.134583
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     903.214017    4.166842     3.951564     8.118406   0.000000  899.047175
M-2     903.214023    4.166848     3.951563     8.118411   0.000000  899.047175
M-3     903.214025    4.166849     3.951558     8.118407   0.000000  899.047175
B-1     903.214006    4.166831     3.951563     8.118394   0.000000  899.047175
B-2     903.213996    4.166820     3.951547     8.118367   0.000000  899.047175
B-3     903.214026    4.166850     3.951563     8.118413   0.000000  899.047175

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:56                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S18 (POOL #  4644)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4644
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       18,860.62
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,693.14

SUBSERVICER ADVANCES THIS MONTH                                        2,745.81
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     305,514.23

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      88,384,305.93

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          257

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,308,646.70

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.49509500 %     2.74313000 %    0.76155960 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.44319000 %     2.78296372 %    0.77305530 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              939,941.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,004,691.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.80915778
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              147.30

POOL TRADING FACTOR:                                                29.08480006

Run:        04/25/05     11:59:50                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S18(POOL #  4644)
STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4644
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JD27   300,330,000.00  85,216,411.58     5.250000  %  1,707,288.35
A-P     76111JD35        59,101.00      25,125.88     0.000000  %        132.65
A-V     76111JD43             0.00           0.00     0.232219  %          0.00
R       76111JD50           100.00           0.00     5.250000  %          0.00
M-1     76111JD68     1,672,300.00   1,503,476.59     5.250000  %      7,018.18
M-2     76111JD76       607,800.00     546,440.87     5.250000  %      2,550.77
M-3     76111JD84       455,800.00     409,785.70     5.250000  %      1,912.87
B-1     76111JD92       303,900.00     273,220.44     5.250000  %      1,275.39
B-2     76111JE26       151,900.00     136,565.27     5.250000  %        637.49
B-3     76111JE34       303,965.81     273,279.60     5.250000  %      1,275.66

-------------------------------------------------------------------------------
                  303,884,866.81    88,384,305.93                  1,722,091.36
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       372,821.80  2,080,110.15            0.00       0.00     83,509,123.23
A-P             0.00        132.65            0.00       0.00         24,993.23
A-V        17,103.77     17,103.77            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         6,577.71     13,595.89            0.00       0.00      1,496,458.41
M-2         2,390.68      4,941.45            0.00       0.00        543,890.10
M-3         1,792.81      3,705.68            0.00       0.00        407,872.83
B-1         1,195.34      2,470.73            0.00       0.00        271,945.05
B-2           597.47      1,234.96            0.00       0.00        135,927.78
B-3         1,195.60      2,471.26            0.00       0.00        272,003.94

-------------------------------------------------------------------------------
          403,675.18  2,125,766.54            0.00       0.00     86,662,214.57
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     283.742588    5.684708     1.241374     6.926082   0.000000  278.057880
A-P     425.134546    2.244463     0.000000     2.244463   0.000000  422.890083
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     899.047178    4.196729     3.933331     8.130060   0.000000  894.850449
M-2     899.047175    4.196726     3.933333     8.130059   0.000000  894.850449
M-3     899.047180    4.196731     3.933326     8.130057   0.000000  894.850449
B-1     899.047191    4.196742     3.933333     8.130075   0.000000  894.850449
B-2     899.047157    4.196708     3.933311     8.130019   0.000000  894.850449
B-3     899.047171    4.196722     3.933337     8.130059   0.000000  894.850449

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:50                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S18 (POOL #  4644)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4644
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       18,422.30
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,282.09

SUBSERVICER ADVANCES THIS MONTH                                        8,869.82
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     984,226.81

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      86,662,214.58

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          253

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,309,515.05

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.44319000 %     2.78375500 %    0.77283550 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.38942900 %     2.82501590 %    0.78473980 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              939,941.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,004,691.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.80994821
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              146.20

POOL TRADING FACTOR:                                                28.51810802